NEWS RELEASE

              June 13, 2011

OTC: QB WSHE

         For Immediate Release

E-DEBIT GLOBAL CORPORATION FINALIZES ITS E-DEBIT INTERNATIONAL INC., NATIONAL MARKETING PROGRAM

Calgary, Alberta – E-Debit Global Corporation announces that it has finalized its E-Debit International Inc. national marketing program.

OVERVIEW:

“As previously announced and in partnership with the Canadian Interac Association, (a debit transaction world leader which developed and operates the Canadian National network of two shared electronic financial services: ATM transactions and debit transactions) and ACI Worldwide Solutions Inc’s, Base 24-eps “On Demand™ hosted Switching Platform,  E-Debit over the past 16 months , has established an unparalleled “end to end “payment delivery and processing solution built on the foundation of its ATM and POS networks experience.

  In addition, our investments into securing state of the art technological expertise with our equity stake in E-Backup Inc.,  has allowed E-Debit economies of scale allowing for the cost effective technical development, speed in facilitating the standardization of our payment platforms and consolidation of hardware components and human resources.

 The introduction of EMV (the payment and security standard for interoperation used for authenticating credit and debit card payments at chip enabled terminals developed for payment systems by Europay, MasterCard and Visa and introduced by the Interac Network) was a technically challenging transition, stated Doug Mac Donald., E-Debit’s President & CEO, an d with our completed certifications, we now have the opportunity to move our focus to growing our business operations.

The introduction to our leasing and exchange program has been very successful to date. This has resulted in increases to our per ATM revenue and site evaluations of a minimum of twenty percent (20%) with averages of forty to sixty percent (40-60%) being experienced on the initial lease placements and will form the backbone of our marketing program both for ATM and POS replacement due to EMV upgrade requirements.

Built on our legacy distribution network,  augmented by our joint venture marketing agreements combining Capital Six Limited and Great West ATM/POS and the advancement of our Matrix based distribution system,  we are now able to commence an expanded marketing system and  program focusing on our historic revenue market of ATM and POS sales, placement and leasing. In addition, our equity position within the prepaid marketplace with Smart Pay Inc. combined with our EMV certified processing capabilities, have expanded our marketplace product lines which have the benefit of significant PRICE POINT ADVANTAGES BOTH FOR OUR DISTRIBUTION NETWORK AND E-DEBIT.

We have worked very hard at building a supporting infrastructure to support our marketing arm at a significant cost to the company.  I am excited about the potential that is presently in front of us,  not only in our historic business lines, but in the payment processing and prepaid, debit and credit business space originating in North America and expanding worldwide. Our expectations reflect our historic residual revenue experience with the ATM/POS replacement and anticipate similar returns on our efforts of the past year and a half’ added Mr. Mac Donald.

About E-Debit Global Corporation

E-Debit Global Corporation (WSHE) is a financial holding company in Canada at the forefront of debit, credit and online computer banking.  Currently, the Company has established a strong presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM), Point of Sale Machines (POS), Online Computer Banking (OCB) and E-Commerce Transaction security and payment.  E-Debit maintains and services a national ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System.

Financial Profile:

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CAPITALIZATION: 500,000,000 COMMON SHARES WITH NO PAR VALUE

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SHARES ISSUED: Common – 92,324,344

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  : Voting Preferred - 70,855,900

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For further details, please refer to WSHE website

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WSHE Symbol OTCQB

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Transfer Agent: Holladay Stock Transfer Inc.

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2939 North 67th Place

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Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the underlying assumptions related to the events outlined in this news release proving to be inaccurate or unrealized, events impacting the likelihood and timing of the completion of the events outlined, such as regulatory approvals, and the Company’s ability to exploit the payment platform and other assets and execute on its strategy to develop and issue new and enhanced payment products and services and increase the Company’s revenues from such products and services.

For further information, please contact

E-Debit Global Corporation

Telephone: 1 (403) 473-8795

Website edebitglobal